EXHIBIT 23.1b

Consent of Independent Registered Public Accounting Firm

Bank of Auburn Hills
Auburn Hills, Michigan

We hereby consent to the use in the proxy statement/prospectus constituting a part of this Registration Statement on Form S-4 of Capitol Bancorp Limited of our report dated April 4, 2008 relating to the financial statements of Bank of Auburn Hills which is contained in the proxy statement/prospectus.  We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus.

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
February 11, 2009